EXHIBIT 99.1

CONTACT: Acura Pharmaceuticals, Inc.
Investor Relations, Peter A. Clemens, SVP & CFO 847-705-7709

FOR IMMEDIATE RELEASE

ACURA PHARMACEUTICALS, INC. REPORTS RESULTS FOR FIRST QUARTER 2005

Palatine, IL, May 2, 2005: Acura Pharmaceuticals, Inc. (OTC.BB-ACUR) today announced net loss of $1,948,000 for the quarter ended March 31, 2005 compared to a net income of $680,000 for the same period in 2004. During the first quarter of 2005 the Company was focused primarily on research and development activities associated with the Company’s proprietary Aversion™ Technology and had no product sales revenues. In the same period of 2004 the Company had product sales revenues of $628,000 associated with the phase out of its generic product manufacturing and distribution activities. Also in the first quarter of 2004 the Company recorded gains of $12,401,000 from debt restructuring, $1,754,000 from the divestment of certain non-revenue generating assets and amortization of debt discount and private offering costs of $10,843,000. Loss per share for the first quarter of 2005 was $0.09, compared to basic and diluted earnings per share of $ 0.03 and $0.00 respectively, for the same period in 2004.

Commenting, Andy Reddick, said, “We are focusing our resources on developing the Company’s proprietary opioid abuse deterrent formulation technology. We envision that orally administered opioid containing tablets or capsules formulated with the Aversion™ Technology will discourage or deter pre-existing opioid drug abusers or legitimate patients properly using opioid containing analgesics from abusing such products. With the clearance of our IND for Product Candidate #2 the Company hopes to continue moving its clinical development program forward and demonstrate the commercial value of products incorporating our Aversion™ Technology.”

Commercial Strategy Update

The Company plans to enter into development and commercialization agreements with strategically focused pharmaceutical company partners (the "Partners") providing that such Partners license the Company's Aversion™ Technology and further develop, register and commercialize multiple formulations and strengths of orally administered opioid containing finished dosage products utilizing the Aversion™ Technology. The Company believes that it will derive revenues through licensing fees, milestone payments, profit sharing and/or royalties on net sales of such products and from the contract manufacture and supply of clinical trial and commercial supplies of finished dosage products for distribution and sale by such Partners.  To date the Company does not have any such collaborative agreements.  The Company can make no assurance that it will be able to negotiate such agreements on favorable terms and, even assuming that such agreements are successfully executed, that the milestones will be achieved and the milestone payments will be subsequently made by our Partners. Accordingly, the Company must rely on its current cash reserves to fund the development of its Aversion™ Technology and related ongoing administrative and operating expenses.

Cash Reserves Update

The Company estimates that its current cash reserves will be sufficient to fund the development of the Aversion™ Technology and related operating expenses through June, 2005.  To fund operations through June 2006, the Company estimates that it must raise additional financing, or enter into collaboration agreements with third parties providing for net proceeds to the Company of approximately $6 million.  No assurance can be given that the Company will be successful in obtaining any such financing or in securing collaborative agreements with third parties on acceptable terms, if at all, or if secured, that such financing or collaborative agreements will provide for payments to the Company sufficient to continue to fund operations.  In the absence of such financing or third-party collaborative agreements, the Company will be required to scale back or terminate operations and/or seek protection under applicable bankruptcy laws.

Acura Pharmaceuticals, Inc., together with its subsidiaries, is an emerging pharmaceutical technology development company specializing in proprietary opioid abuse deterrent formulation technology.

This press release contains forward looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, as amended that are based on management's beliefs and assumptions, current expectations, estimates and projections. Investors are cautioned that forward looking statements involve risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. The most significant of such factors include, but are not limited to, general economic conditions, competitive conditions, technological conditions and governmental legislation. More specifically, important factors that may affect future results include, but are not limited to: changes in laws and regulations, particularly those affecting the Company’s operations; the Company's ability to continue to attract, assimilate and retain highly skilled personnel; its ability to secure and protect its patents, trademarks and proprietary rights; litigation or regulatory action that could require the Company to pay significant damages or change the way it conducts its business; the Company’s ability to successfully develop and market its products; customer responsiveness to new products and distribution channels; its ability to compete successfully against current and future competitors; its dependence on third-party suppliers of raw materials; the availability of controlled substances that constitute the active ingredients of the Company’s products in development; difficulties or delays in clinical trials for Company products or in the manufacture of Company products; and other risks and uncertainties detailed in Company filings with the Securities and Exchange Commission. The Company is at an early stage of development and may not ever have any products that generate significant revenue.

Further, the forward looking statements speak only as of the date of such statements are made, and the Company undertakes no obligation to update any forward looking statements to reflect events or circumstances after the date of such statements. Any or all of the forward looking statements whether included in this release or in the Company’s filings with the Securities and Exchange Commission, may turn out to be wrong. Readers should remember that no forward looking statement can be guaranteed and other factors besides those listed above could adversely affect the Company, its operating results or financial condition.

This and past press releases for Acura Pharmaceuticals, Inc. are available at Acura’s web site at www.acurapharm.com.

ACURA PHARMACEUTICALS, INC.

FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except earnings per share data)

	(unaudited)
	Three Months Ended
	March 31,
	2005	2004

Net Revenues	$-	$628

Operating Costs
Cost of Manufacturing	-	1,253
Research and Development	953	238
Selling, Marketing, General and Administrative	955	1,221

Loss from Operations	(1,908)	(2,084)

Other (Expense) Income
Interest Expense	(126)	(958)
Interest Income	15	7
Amortization of Deferred Debt Discount
and Private Offering Costs	-	(10,843)
Gain on Asset Disposals	70	1,754
Gain on Debt Restructure	-	12,401
Other	1	403

NET (LOSS) INCOME	$(1,948)	$680

(Loss) Earnings Per Share
Basic	$(0.09)	$0.03
Diluted	$(0.09)	$0.00

Weighted Average of Shares Outstanding
Basic	22,336	21,602
Diluted	22,336	278,020

ACURA PHARMACEUTICALS, INC.

FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	(unaudited)	(audited)
	March 31,	December 31,
	2005	2004
ASSETS

Current Assets	$2,172	$3,410

Property, Plant and Equipment, Net	1,428	1,555

Other Assets	2	2

	$3,602	$4,967

LIABILITIES & STOCKHOLDERS' DEFICIT

Current Liabilities	1,093	988

Long Term Debt	5,057	5,064

Stockholders' Deficit	(2,548)	(1,085)

	$3,602	$4,967